Exhibit 10.1

Fiscal Year 2005
Executive Bonus Agreement
Pursuant to the 2003 Performance Award Plan
July 1, 2004 — June 30, 2005

Name: [Insert Name]                      Title: [Insert Job Title]

Effective Date: July 1, 2004

Target Bonus: [Insert Target %] of Annual Base Salary            Employee ID: [Insert ID]

Annual Base Salary: [Insert Annual Base Salary]

This bonus plan and this specific employee’s participation were approved by the Board of Directors of Corinthian Colleges, Inc. (the “Company”). It covers the period July 1, 2004 through June 30, 2005. Any deviation from the provisions of the bonus plan, as stated below, must be specifically approved by the Company’s Board of Directors.

The employee is eligible to earn a bonus payment, as described below, so long as the employee is employed by the Company in the position listed above and so long as this bonus plan remains in effect. The employee will be eligible for bonus consideration only during complete calendar months of the fiscal year in which the employee occupies the bonus eligible position. To determine eligibility for the annual bonus payment, actual Company performance will be measured against the performance goals for the fiscal year covered by this bonus plan.

As in the past, the earned bonus may be paid only if and to the extent that the bonus payment has been accrued by the Company.

To receive any bonus earned under this plan, the employee must be eligible, as stated above, and be employed by the Company at the time of bonus payment. Pro-rated bonus payments will be made only when minimum performance targets have been achieved and only when one of the following occurs:

(A)	Employee enters the bonus eligible position after the fiscal year commences; or

(B)	Eligible employee retires from employment with the Company prior to the end of the fiscal year, having attained age 55 or older at retirement and having provided acceptable advance formal notification to the Company of intention to retire; or

(C)	Other situations expressly approved by the Company’s Board of Directors.

All annual bonuses will be paid within 90 days of the end of the fiscal year. All bonuses will be calculated based on the base salary in effect at the end of the fiscal year.

If a pro-rated bonus payment is granted, the amount of bonus paid will be calculated based on the number of complete calendar months the employee occupied the bonus eligible position during the fiscal year. For example, with regard to an annual bonus payment, an employee occupying the bonus eligible position for nine and one half calendar months of the fiscal year would receive 75% of the total annual bonus calculated.

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004 — June 30, 2005	[Insert Job Title]

ANNUAL BONUS

A plan participant may receive an annual bonus payment for achievement of specific performance goals as described below and specified on Attachment A.

A.	Goals. Earnings Per Share (“EPS”) and Revenue for the Company are equal to budgeted EPS and budgeted Revenue for the Company.

B.	Size of awards. Achievement of goals will earn a bonus payment equal to [Insert Target %] of the employee’s annual base salary, which represents the employee’s annual target bonus (the “Target Bonus”). The maximum bonus which may be earned under this program, including overachievement, is 150% of the Target Bonus, or in the case of this specific employee, [Insert Maximum %] of annual base salary, as specified in Attachment A. Refer to Attachment A for the specific bonus payments earned for various levels of performance.

C.	Performance Gate. As noted at the bottom of Attachment A, the Company must achieve at least [Insert Performance Gate $] in EPS in Fiscal 2005 for the employee to earn any bonus related to Revenue, regardless of actual Revenue performance.

D.	Reduction of awards. In the event the employee earns a cumulative bonus equal to more than 125% of the Target Bonus, the Company’s Board of Directors retains the right, in its sole and absolute discretion, to decrease the amount of bonus down to, but to not less than, 125% of the Target Bonus.

E.	MBOs. [Insert %] of the actual bonus earned is attributable to the achievement of specific individual objectives (“MBOs”) within this bonus period. The MBOs must be approved in advance by the employee’s supervisor. If any of the MBOs are not achieved during this bonus period, the percentage attributable to the failed MBOs will be deducted from the total earned bonus, up to a maximum deduction equal to [Insert %] of the actual bonus earned.

F.	Form of awards. Awards may be distributed in the form of cash, Restricted Stock Units (“RSUs”) or Deferred Stock Units (“DSUs”).

1.	Less than or equal to 100% of Target Bonus. Awards up to 100% of Target Bonus will be paid in cash, unless the employee has made a timely deferral election, in which case the employee may defer up to 90% of the Target Bonus in the form of fully vested DSUs under the Executive Deferral Plan.

2.	Greater than 100% of Target Bonus. If any portion of the actual bonus earned exceeds the Target Bonus, the Company may, at the discretion of the Board of Directors, contribute the excess amount to the employee’s account under the Executive Deferral Plan in the form of an RSU award under the 2003 Performance Award Plan. The RSUs will “vest” at the rate of 25% per year over the next four years after the award date.

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004 — June 30, 2005	[Insert Job Title]

GENERAL PROVISIONS

The Company’s Board of Directors reserves the right to adjust bonus plan performance goals upon the occurrence of unusual or extraordinary events. The Company also reserves the right to reduce, suspend, or eliminate the payment of any bonus earned, if significant regulatory and or business practices attributed to the employee are determined to be improper by the Company’s Board of Directors. The Board will also have the right, in its sole and absolute discretion, to reduce, suspend or eliminate the payment of any bonus earned if the Company’s independent auditors find any “significant deficiency” in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act within the employee’s area of functional or operational responsibility.

Nothing in this document is to be construed to guarantee its continuation in this or any future years.

The Company’s Board of Directors of Corinthian Colleges, Inc. will make the final decision regarding any disputed bonus computation or award.

REQUEST FOR SIGNATURE

Please sign and return this document to Corporate Human Resources.

Employee Signature
[Insert Name]

Executive Vice President, Administrative Services
Dennis Devereux

Note:	Original signed plan document must be returned to Corporate Human Resources to implement this bonus plan.

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Fiscal Year 2005 Executive Bonus Agreement Pursuant to the 2003 Performance Award Plan July 1, 2004 — June 30, 2005	[Insert Job Title]

Attachment A: Annual Award Payout Schedule

		Annual	Target		Maximum
		Base	as % of	Award	as % of	Award
Job	Employee	Salary	Base Sal.	Payout	Base Sal.	Payout
[Insert Job Title]	[Insert Name]	[Insert $]	[Insert %]	[Insert $]	[Insert %]	[Insert $]

Annual Bonus Overview

		Awards as % of
		Base Salary		Award $
	Weighting
	at Target
Performance Measure	and Max.	Target	Maximum	Target	Maximum
Earnings Per Share (EPS)	60.0%	[Insert %]	[Insert %]	[Insert $]	[Insert $]
Revenue	40.0%	[Insert %]	[Insert %]	[Insert $]	[Insert $]
TOTAL	100.0%	[Insert %]	[Insert %]	[Insert $]	[Insert $]

Annual Award Calculation Table

Earnings Per Share (EPS)
	Actual	Award
	EPS	as % of
	as % of	Target	Award
	Budget	Bonus	Payout
Maximum	106%	90.0%	[Insert $]
	105%	85.0%	[Insert $]
	104%	80.0%	[Insert $]
	103%	75.0%	[Insert $]
	102%	70.0%	[Insert $]
	101%	65.0%	[Insert $]
Target	100%	60.0%	[Insert $]
	99%	50.0%	[Insert $]
	98%	40.0%	[Insert $]
	97%	30.0%	[Insert $]
	96%	20.0%	[Insert $]
	95%	10.0%	[Insert $]
	94%	6.7%	[Insert $]
	93%	6.0%	[Insert $]
	92%	5.3%	[Insert $]
	91%	4.7%	[Insert $]
	90%	4.0%	[Insert $]
	89%	3.3%	[Insert $]
	88%	2.7%	[Insert $]
	< 88%	0.0%	[Insert $]

Revenue
	Actual	Award
	Revenue	as % of
	as % of	Target	Award
	Budget	Bonus	Payout
Maximum	110%	60.0%	[Insert $]
	109%	58.0%	[Insert $]
	108%	56.0%	[Insert $]
	107%	54.0%	[Insert $]
	106%	52.0%	[Insert $]
	105%	50.0%	[Insert $]
	104%	48.0%	[Insert $]
	103%	46.0%	[Insert $]
	102%	44.0%	[Insert $]
	101%	42.0%	[Insert $]
Target	100%	40.0%	[Insert $]
	99%	33.3%	[Insert $]
	98%	26.7%	[Insert $]
	97%	20.0%	[Insert $]
	96%	10.0%	[Insert $]
	95%	5.0%	[Insert $]
	94%	3.6%	[Insert $]
	93%	2.9%	[Insert $]
	92%	2.1%	[Insert $]
	91%	1.4%	[Insert $]
	90%	0.7%	[Insert $]
	< 90%	0.0%	[Insert $]

Note:	The company must achieve at least [Insert Performance Gate $] in Earnings Per Share (EPS) in Fiscal 2005 for the employee to earn any bonus related to Revenue, regardless of actual Revenue performance.

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